Exhibit 99.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into effective as of the 29th day of December, 2004 (the “Effective Date”), by and among Cynthia Langdon, Craig Adams, Rebecca Adams, Linda Langdon and Lauretta Minnick (for purposes of this Agreement each, individually, a “Shareholder” and collectively, the “Shareholders”), Dan Langdon, Sunset Brands, Inc., a Nevada corporation formerly known as Cascade Sled Dog Adventures, Inc. (the “Company”), Sunset Brands California, a Nevada corporation formerly known as Sunset Brands, Inc. (“Sunset”), and Low Carb Creations, Inc., a Washington corporation formerly known as Cascade LCC Merger Sub, Inc. (“LCC”).

R E C I T A L S

WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated on or about August 25, 2004 (the “Merger Agreement”), among the Shareholders, Dan Langdon, the Company, Sunset, LCC and Low Carb Creations, Inc., a Nevada corporation (“Old LCC”), the Company acquired ownership of the business of Old LCC by means of a merger of Old LCC with and into LCC (the “Merger”).

WHEREAS, in connection with the Merger, the Shareholders received the following aggregate consideration: (i) unsecured promissory notes of the Company in an aggregate principal amount of $2,000,000 (the “Notes”), (ii) 7,136,736 shares of Company’s common stock, 4,757,824 of which were issued to the Shareholders (the “Merger Shares”), 2,146,098 of which were issued to the Shareholders but held in escrow pursuant to the terms of the Merger Agreement (the “Escrow Shares”) and 232,814 shares of which were surrendered to the Company for cancellation by Linda Langdon and Cynthia Langdon, and (iii) an additional cash payment of $1,000,000 payable at such time as cumulative net sales of LCC reached $17,500,000 (the “Deferred Cash Payment”).

WHEREAS, in connection with the Merger, Cynthia Langdon and Linda Langdon each agreed to convert an aggregate of $125,000 of the Notes otherwise due to them into shares of Preferred Stock and Warrants of the Company (the “Conversion Units”) so that the aggregate outstanding balance of the Notes immediately following the Merger was $1,750,000.

WHEREAS,  a dispute has arisen between the Shareholders, Sunset and the Company with respect to certain matters relating to the transactions contemplated by the Merger Agreement and the business of Old LCC.

WHEREAS, the Shareholders, Dan Langdon, the Company, LCC, Sunset and the Shareholders each desires to enter into this Agreement to settle all outstanding issues and claims between the parties and to release each party from any and all claims in accordance with and pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the above recitals, the terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and for their mutual reliance, the Shareholders and Dan Langdon, on the one hand, and the Company and Sunset on the other hand, do hereby enter into this Agreement and agree as follows:

1.             Releases.

(a)           General Releases.  Except as otherwise provided herein and subject to the fulfillment and satisfaction of the provisions of Section 2 below:

(i)            the Company and Sunset hereby irrevocably and unconditionally release and forever (and absolutely) discharge the Shareholders and Dan Langdon, including their respective agents, representatives, heirs, successors and assigns (collectively, “Released Shareholder Parties”) from and against any and all claims, costs, demands, damages, debts, losses, liabilities, accounts, reckonings, obligations, expenses (including attorneys’ fees), liens, rights, and cause or causes of action of every kind and nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, heretofore or hereafter arising, which any of such parties may have or claim to have against the Released Shareholder Parties relating to, arising out of, or incidental to (i) any breach by the Shareholders or Old LCC of their respective representations and warranties under the Merger Agreement (including any claims for indemnification under the Merger Agreement), and (ii) any facts, transactions, agreements or alleged agreements contemplated by or relating to any of the foregoing (collectively, “Company Released Claims”); provided, however, nothing herein shall be deemed to release any of the Shareholders with respect to (1) claims for indemnification with respect to any of the Special Parent Claims (as such term is defined in Section 11.3 of the Merger Agreement), (2) the obligations of Dan Langdon and/or Linda Langdon pursuant to the terms of any Employment Agreement or Non-Compete Agreements executed by them in connection with the Merger; and

(ii)           the Shareholders and Dan Langdon hereby irrevocably and unconditionally release and forever (and absolutely) discharges the Company, Sunset, LCC, including each of their respective officers, directors, employees, agents, shareholders, affiliates (including, without limitation, Sunset Holdings, Inc.), predecessors, successors, assigns, representatives and attorneys (collectively “Released Company Parties”) from and against any and all claims, costs, demands, damages, debts, losses, liabilities, accounts, reckonings, obligations, expenses (including attorneys’ fees), liens, rights, and cause or causes of action of every kind and nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, heretofore or hereafter arising, which any of such parties may have or claim to have against the Released Company Parties relating to, arising out of, or incidental to (1) any breach by the Released Company Parties of their respective obligations under the Merger Agreement and the transactions contemplated thereby (including any claims relating to the sale of Units by Sunset and the acquisition of Sunset by the Company and any claims for indemnification under the Merger Agreement), (2) any obligation of the Company under the Notes, (3) subject to the provisions of Section 2(b) below, any right of the Shareholders to the Escrow Shares, (4) any claims relating to the offer and sale of securities by the Company or Sunset to the Shareholders in connection with the Merger, (5) any obligation of the Company to pay the Deferred Cash Payment, and (6) any facts, transactions, agreements or alleged agreements contemplated by or relating to any of the foregoing (collectively, “Shareholder Released Claims”).

(b)           Section 1542 - General Release.  Except as specifically set forth herein and reserved from the effectiveness of this Agreement, it is the intention of the parties hereto in executing this Agreement that this Agreement shall be effective as a full and final accord and satisfaction and release of each and every released matter.  In furtherance of this intention, each of the parties hereto hereby acknowledges that each is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

“Section 1542.  (General Release; Extent.) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.”

Each party hereto hereby warrants and states to the other party, that it has received advice from its respective counsel and attorneys with regard to this Agreement and Section 1542, and having considered such advice and counsel, each hereby waives and relinquishes any rights and benefits which it has or may have under Section 1542 of the Civil Code of the State of California to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement.  The parties hereto hereby acknowledge that they are aware that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement.  Nevertheless, the parties hereto do hereby agree that they intend by this Agreement to fully, finally and forever settle and release any and all released matters, disputes and differences, known and unknown, suspected and unsuspected, which do now exist, may exist or heretofore have existed between them as set forth in Section 1(a) above, and that in the furtherance of such intention, the releases herein given shall be and remain in effect as full and complete general releases notwithstanding the discovery or existence of any such additional or different fact or facts.

(c)           Assignment of Claims.  Each party hereto hereby represents and warrants to the other party that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any of its respective rights or obligations or any portion thereof or interest therein relating to any of the Shareholder Released Claims or Company Released Claims, as the case may be, which are the subject of this Agreement, and each party hereto hereby agrees to indemnify, defend, and hold the other party harmless from and against any and all claims, costs, damages, losses, liabilities, obligations, and expenses (including attorneys’ fees) suffered or incurred by or made against the other party based on or arising out of any such assignment or transfer, or purported assignment or transfer, of any such Claims.

2.             Additional Covenants and Agreements.  In consideration of the mutual releases contemplated by this Agreement, the parties hereto agree as follows:

(a)           Cancellation of Escrow Shares.  Upon execution and delivery of the Agreement by the parties hereto and subject to the provisions of paragraph 2(b) below, the Escrow Shares shall be cancelled and shall no longer be issued and outstanding; provided, however, that the failure of any Shareholder to execute and deliver this Agreement shall not affect the cancellation of the Escrow Shares held of record by the Shareholders executing this Agreement.

(b)           Release of Certain Escrow Shares.  Notwithstanding anything to the contrary set forth in this Agreement, upon execution and delivery of this Agreement by all of the parties hereto, the Company shall cause 175,000 of the Escrow Shares (the “Remaining Escrow Shares”) to be released to Craig Adams, Rebecca Adams and Lauretta Minnick in proportion to their relative ownership percentages of Old LCC immediately prior to completion of the Merger.

(c)           Cancellation of Notes. Upon execution and delivery of the Agreement by the parties hereto, the Notes shall be cancelled and of no further force and effect; provided, however, that the failure of any Shareholder to execute and deliver this Agreement shall not affect the cancellation of the Notes held of record by the Shareholders executing this Agreement; Simultaneously or, at the option of the Company, promptly following the execution of this Agreement, each Shareholder shall return the Notes held by him or her to the Company for cancellation.

(d)           Delivery of Stock Certificates.   Promptly following the execution and delivery of this Agreement by the parties hereto, the Company shall cause certificates representing the Merger Shares (and the Remaining Escrow Shares) to be delivered to the record holder thereof.

(e)           No Deferred Cash Payment.  The parties hereby acknowledge and agree that any obligation of the Company to pay all or any portion of the Deferred Cash Payment shall terminate and be of no further force and effect upon execution and delivery of this Agreement by the parties hereto; provided, however, that the failure of any Shareholder to execute and deliver this Agreement shall not affect the termination of the Company’s obligation to make any Deferred Cash Payment to the Shareholders executing this Agreement.

(f)            Cooperation with Transactions.  In the event that Dan Langdon and Linda Langdon assist in the successful transition/integration of any acquisition by the Company of targets that are subject to any letter of intent in effect on the Effective Date, the Company’s Board of directors will consider, in good faith, the payment of a bonus to Dan Langdon and Linda Langdon for their services in connection with such acquisition; provided, however, that nothing herein shall mandate that any such bonus be paid or approved or that the Company utilize the services of Dan or Linda Langdon in connection with any such acquisition.

(g)           Payment of Wells Fargo Line of Credit.  LCC and the Company agree that the Company will continue to make payments on LCC’s line of credit with Wells Fargo Bank in accordance with the terms thereof.  The Company agrees to use commercially reasonable efforts to repay such line of credit on the following schedule: (i) 25% of the outstanding balance within five (5) business days following the Effective Date, (ii) 25% on or before February 15, 2005, and (iii) any remainder on or before April 1, 2005; provided, however, nothing herein shall require repayment in the event that the Company is able to secure a release of any Shareholders who are guarantors.

(h)           Private Sale of Shares.  The Company will use commercially reasonable efforts to facilitate the private sale by the Cynthia Langdon and Linda Langdon (collectively, the “Langdons”) of up to 1,500,000 of the Merger Shares held by them subject to compliance with applicable state and federal securities laws and provided the purchaser of such shares acknowledges and agrees to the restrictions on transfer applicable to such shares.

(i)            Purchase of Shares by the Company.  In light of the current financial circumstances and commitments of the Langdons and as part of the consideration for this Agreement, the Company (or, at the option of the Company, Sunset Holdings International, Ltd. (“SHI”)) will agree to purchase 1,000,000 of the Merger Shares (the “Repurchased Shares”) from the Langdons at a purchase price of $0.10 per share.  To the extent that the Company determines that it is unable or unwilling to repurchase such Repurchased Shares, SHI shall purchase the Repurchased Shares and shall grant the Company the right, exercisable over a period of six months following such purchase, to acquire the Repurchased Shares from SHI at SHI’s cost.

3.             Representation and Warranties as to Notes, Merger Shares and Escrow Shares. Each of the Shareholders hereby represents and warrants to the Company that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any of their respective rights in or to all or any portion of the Escrow Shares,

Merger Shares or the Notes and that such Escrow Shares, Merger Shares and Notes continue to be owned beneficially and of record by the Shareholders in the same manner as was true immediately following completion of the Merger, and each Shareholder hereby agrees to indemnify, defend, and hold the Company Released Parties harmless from and against any and all claims, costs, damages, losses, liabilities, obligations, and expenses (including attorneys’ fees) suffered or incurred by or made against the other party based on or arising out of any such assignment or transfer, or purported assignment or transfer.

4.             Confidentiality.  No party to this Agreement shall disclose this Agreement or any terms hereof to any other individual or entity not affiliated with or related to such party, except as required by law or in connection with any review or audit by a party’s accountants or auditors or to such party’s counsel, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

5.             Integration .  The parties hereto agree that the foregoing is a true and correct statement of this Agreement between the parties and that this Agreement contains all of the agreements, representations and understandings of the parties with respect to the subject matter hereof and supersedes and replaces any and all previous understandings, commitments or agreements, oral or written, relating to the subject matter hereof.

6.             Applicable Law.  This Agreement shall be construed and any disputes as to its performance shall be determined in accordance with the laws of the State of California (excluding the principles of conflicts of law).

7.             Attorneys’ Fees.  In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including expert witness fees and reasonable attorneys’ fees.

8.             Waiver.  Waiver of one breach of the provisions of this Agreement shall not be deemed a waiver of any other breach of any provision of this Agreement.

9.             No Promise.  Each of the parties hereto acknowledges that no other party, nor any agent nor any attorney of any other party has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof to induce said party to execute or authorize the execution of this Agreement, and each of the parties hereto further acknowledges that said party has not executed or authorized the execution of this Agreement in reliance upon any such promise, representation or warranty not contained herein.

10.           Amendments.  The terms of this Agreement can only be amended or modified in writing, signed by a duly authorized representative of each of the parties hereto.

11.           No Admission.  This Agreement is the result of a compromise and shall never at any time for any purpose be considered as an admission of liability or responsibility on the part of any party hereto, and each party hereto continues to deny any liability to the other party, and each party hereto further agrees not to represent to any other person or entity that this Agreement, or any of the provisions contained herein, represents a confession or admission of any liability on the part of the other party hereto.

12.           Notice.  Any notice or other communication required or permitted by this Agreement shall be in writing and shall be given in accordance with the requirements of the Merger Agreement relating to notices.

13.           Further Documents.  Each party hereto shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents as may be reasonably requested in order to consummate this Agreement.

14.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

SUNSET BRANDS, INC., a Nevada corporation

By:	\s\ Todd Sanders
Todd Sanders, President

SUNSET BRANDS CALIFORNIA, INC., a Nevada corporation

By:	\s\ Todd Sanders
Todd Sanders, President

LOW CARB CREATIONS, INC., a Washington corporation

By:	\s\ Todd Sanders

\s\ Dan Langdon
Dan Langdon, individually and as Stockholder Representative

SHAREHOLDERS:

\s\ Cynthia Langdon		Craig Adams
Cynthia Langdon

Rebecca Adams

\s\ Linda Langdon
Linda Langdon

Lauretta Minnick